UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 11, 2014

Mastech Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction

of Incorporation)

001-34099	26-2753540
(Commission File Number)	(IRS Employer Identification No.)

1000 Commerce Drive, Suite 500	15275
(Address of Principal Executive Offices)	(Zip Code)

(412) 787-2100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01 Entry into a Material Definitive Agreement.

On July 11, 2014, Mastech Holdings, Inc. (“Mastech”) and its wholly-owned subsidiaries, Mastech, Inc. (“MI”), Mastech Alliance, Inc. (“MA”) and Mastech Trademark Systems, Inc. (“MTSI”) (Mastech, MI, MA and MTSI are each a “Borrower” and collectively, the “Borrowers”), entered into a Second Amended and Restated Loan Agreement, dated as of July 11, 2014 (the “Loan Agreement”), by and among the Borrowers and PNC Bank, National Association (the “Bank”). The Loan Agreement replaced that certain First Amended and Restated Loan Agreement dated August 31, 2011 (the “Existing Loan Agreement”) among the Borrowers and the Bank on substantially similar economic and other terms.

The Loan Agreement provides for a revolving credit facility that expires in three years. The revolving credit facility is for an aggregate principal amount not to exceed $20 million, subject to a borrowing base and certain other commitment reductions and mandatory prepayments as further described in the Loan Agreement. The revolving credit facility also includes an accordion feature which may be exercised to increase the revolving commitments by an aggregate amount not to exceed $10 million. The revolving credit facility includes sub-facilities in aggregate amounts not to exceed (i) $1 million for letters of credit and (ii) $5 million for certain permitted acquisitions. Revolving credit loans made for the purpose of financing permitted acquisitions will be converted into term loans with five year maturities and the revolving credit facility will be reduced by an amount equal to each such converted term loan.

The obligations of the Borrowers under the Loan Agreement are secured with substantially the same security as provided under the Existing Loan Agreement. Subject to certain updates made to address changes in law, including updates related to revised eligible counterparty restrictions and certain anti-terrorism regulations, the terms, conditions, representations, warranties, covenants and events of default are substantially similar to those provided under the Existing Loan Agreement.

The description of the material terms of the Loan Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Loan Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item  2.03 Creation of a Direct Financial Obligation.

The information required by Item 2.03 is contained in Item 1.01 above and is incorporated herein by reference.

Item  9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	Second Amended and Restated Loan Agreement, dated July 11, 2014, by and among Mastech Holdings, Inc., Mastech, Inc., Mastech Alliance, Inc., Mastech Trademark Systems, Inc., and PNC Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTECH HOLDINGS, INC.

By:	/s/ John J. Cronin, Jr.

Name:	John J. Cronin, Jr.

Title:	Chief Financial Officer

July 17, 2014

Exhibit Index

Exhibit No.	Description

10.1	Second Amended and Restated Loan Agreement, dated July 11, 2014, by and among Mastech Holdings, Inc., Mastech, Inc., Mastech Alliance, Inc., Mastech Trademark Systems, Inc., and PNC Bank, National Association.